Exhibit 23.1

Consent of Independent Auditors

The Board of Directors and Stockholders

Lee Enterprises, Incorporated:

We consent to the incorporation by reference in the registration statement  Form S-8 (No. 333-06435, No. 333-132768, No. 333-218355 and No. 333-204985) and Form S-3 (No. 333-215651, Amendment No. 1 to No. 333-21561, No. 333-197450, No. 333-236356 and Amendment No. 1 to No. 333-197450) of Lee Enterprises, Incorporated and subsidiaries of our report dated June 2, 2020, with respect to the combined abbreviated financial statements of the BH Newspaper Business and The Buffalo News, Inc., which comprise the combined statements of assets acquired and liabilities assumed as of December 29, 2019 and December 30, 2018 and the related combined statements of revenues and direct expenses for the 52-week period ended December 29, 2019, 52-week period ended December 30, 2018, and 53-week period ended December 31, 2017, and the related notes to the combined abbreviated financials statements, which report appears in the Form 8-K/A of Lee Enterprises, Incorporated dated June 2, 2020.

/s/ KPMG LLP

Chicago, Illinois

June 2, 2020